Exhibit 99.1

HOUSERAISING REPORTS THE LOSS OF ROBERT V. MCLEMORE,
PRESIDENT AND FOUNDER

Charlotte, NC, Nov. 27, 2006 /PRNewswire-FirstCall/ -- HouseRaising, Inc. (OTCBB: HRAI.OB), a managed service provider to the custom homebuilding industry, announced with profound sadness the death of Robert V. McLemore, its president and founder. Mr. McLemore passed away November 23. He was 63.

An innovator in the custom homebuilding industry, McLemore’s commitment to sharing the knowledge he gained from over forty years of custom home-building experience was the cornerstone of the company, HouseRaising, Inc., he founded in 1999. Bob invented a unique, patent-pending custom homebuilding process that he developed into a proprietary software system. This comprehensive homebuilding management software, known as System C, is used by HouseRaising today to assist custom homebuilders to be successful in an industry that spawns more business failures than successes.

Greg Wessling, CEO and chairman said, “Bob McLemore was a remarkable human being, who built a strong company and a strong management team. Under this team’s leadership, HouseRaising is now using System C to construct homes in the Carolinas as well as the Gulf Coast region and will continue to execute the company’s national growth strategy.”

“Most importantly, with 22 homes under construction today, the company’s business model and growth potential are demonstrated in the execution of our current business plans. Our executive management team is fully prepared to continue expanding the company’s operations,” he added.

By computerizing every step in the construction of a custom built home, McLemore created a blueprint for successful home construction and equally importantly founded a company that will survive him and perpetuate his legacy, Wessling observed.

Born January 23, 1943, in Mecklenburg County, NC, Robert Vernon McLemore belonged to the Philadelphia Presbyterian Church and grew up in Paw Creek Presbyterian Church. A graduate of West Mecklenburg High School, he served on the board of directors of American Commercial Bank, located in Monroe, NC, board of trustees of Providence Day School, located in Charlotte, NC, the board of the World Championship Morgan Horse Show and was the unpublished author of “In Greed's Way” and other works. During his career as a custom homebuilder, he built more than 2,000 homes in the Carolinas.

“On behalf of our Board of Directors and every member of the HouseRaising team, we extend our deepest sympathies to Bob’s family, and express our gratitude for all Bob has done for HouseRaising,” Wessling concluded.

ABOUT HOUSERAISING, INC. (HRAI.OB)
HouseRaising, Inc. functions as general manager of projects, assisting affiliated builders from design and cost estimation to construction. Utilizing its internal use software, HouseRaising assists builder-members who have expanded their membership relations to become affiliated builders in improving the quality of the home while lowering the overall cost. HRAI offers members the opportunity to gain knowledge developed from 40 years of custom homebuilding. Though HouseRaising believes the knowledge alone is sufficient to attract builders, members also buy materials, equipment and insurance at wholesale prices. HouseRaising has developed patent-pending Disaster Relief Homebuilding Management Software. This system offers affected homeowners as well as homebuilders, funding agents and government agencies a step-by-step solution for rebuilding each individual home. HouseRaising is also in the business of building custom homes. For more information go to http://www.houseraising.com.

Forward-Looking Statements

This report includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements as to the future performance of the company. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, product development acceptance, and the impact of competitive services and pricing and general economic risks and uncertainties.

For more information, please contact:

HouseRaising, Inc. Karen Willoughby Investor Relations HouseRaising, Inc. T: 866-365-4724 E: Karen.Willoughby@HouseRaising.com	Investor Relations Arun Chakraborty VP, Investor Relations Stern & Co. T: 212-888-0044 E: achakrab@sternco.com	Media Relations Stan Froelich VP, Media Relations Stern & Co. T: 212-888-0044 E: sfroelich@sternco.com